UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2005

Date of Report (Date of earliest event reported)

Crown Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	000-51175	20-2045547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices and zip code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Filing of Annual Audit Report

On May 10, 2005, Crown Financial Group, Inc. (“Group”), the wholly-owned broker-dealer subsidiary of Crown Financial Holdings, Inc. (“Holdings”), filed its Annual Audit Report pursuant to Rule 17a-5 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). Group had previously been unable to file the Annual Audit Report on a timely basis for the reasons set forth in Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2005. However, the filing was made within the timeframe set by the National Association of Securities Dealers, Inc. (“NASD”) staff in a letter dated April 19, 2005, as discussed in Holdings’ Current Report on Form 8-K filed with the SEC on April 21, 2005.

The NASD staff previously notified Group that it imposed an administrative fee of $1,000 ($100 per day for ten days) for Group’s failure to file the Annual Audit Report on a timely basis. To date, Group has not been advised of additional penalties associated with the late filing, which under NASD regulations, could be deemed to be a Minor Rule Violation and a fine of up to $2,500 may be assessed.

Delay in Filing Annual Report on Form 10-K

On May 16, 2005, Holdings was unable to file its Annual Report for the fiscal year ended January 31, 2005 on Form 10-K (the “Annual Report”) as originally expected due to residual delays associated with filing Group’s Annual Audit Report. Group’s Report was filed late because the final stage of the annual audit of its financial statements did not begin as scheduled in early March 2005 as a result of its financial difficulties and the change in its independent auditors. Holdings’ new auditors will soon begin auditing Holdings’ consolidated financial statements for the fiscal year ended January 31, 2005 to be filed with the Annual Report. Holdings anticipates filing the Annual Report and its Quarterly Report for the fiscal quarter ended April 30, 2005 on Form 10-Q, during the latter half of June 2005. However, there can be no assurance that Holdings will be successful in filing within the aforementioned timeframe.

SEC 17a-11 Notice & Cessation of Securities Business

On May 20, 2005, Group submitted to the SEC a notification in compliance with Rule 17a-11 (the “Notice”) under the Exchange Act, to report that it was not in compliance with the broker-dealer $100,000 minimum net capital requirement.

On May 23, 2005, the NASD staff issued a letter to Group acknowledging receipt of the Notice and stating that as a broker-dealer firm out of compliance with the net capital requirements under the Exchange Act, Group and the responsible individuals at Group were required to cease conducting a securities business, unless it involved certain enumerated liquidating transactions Violations of the foregoing restrictions may result in formal disciplinary or other regulatory actions. Group has not conducted a securities business since mid-February when it ceased market making activities.

Holdings objective is to raise sufficient capital in order to apply to the NASD for approval to resume market making activities. However, there can be no assurance that we will be successful in achieving our objective.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	CROWN FINANCIAL HOLDINGS, INC.

	By:	/s/ Jeffrey M. Hoobler
	Name:	Jeffrey M. Hoobler
	Title:	Interim CEO and President

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